Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Pura Naturals, Inc. of our report dated April 28, 2017 relating to the financial statements for the years ended December 31, 2016 and 2015, which appear in the 2016 Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

MJF & Associates

MJF & Associates
Los Angeles, California
July 12, 2017